Exhibit 10.44

CONFIDENTIAL TREATMENT

[***] DENOTES OMISSIONS

Memorandum Of Understandings

This memorandum of understanding (this "MOU") is entered this January 8, 2018 and is intended to reflect our mutual agreement concerning the contemplated assignment of distribution rights and a license from Resdevco Research and Development Ltd. (Private Company 510422223, hereinafter "Resdevco") to Wize Pharma Ltd. of Hanagr 5b Hod Hasharon, Israel (“Wize”).

In this document the following terms will have the meaning corresponding to them as follows:

“Product” shall mean Resdevco’s LO2A unit dose Eye Drops and all indications relating thereto, as described in Appendix C of the Agreement.

“Current Territories” shall mean Switzerland, Germany, Holland, Israel, Ukraine and the USA.

“Additional Territories” shall mean all territories other than Current Territories, excluding the People’s Republic of China

“Net Sales” shall mean the income actually received by Wize from sales of the Product from the first fully independent market organization in a sales chain to consumers, less commissions paid (by Wize) to third parties in connection with the production and sale of the Product.

The business understandings which we have reached are as follows:

1.	Worldwide License

1.1	The existing license agreement between the parties, including without limitation that certain Exclusive Distribution and Licensing Agreement dated May 1, 2015 between the parties attached hereto as Appendix A (the “License Agreement”) shall continue to be in full force and effect, and its continuing effect shall be a condition precedent to the effect of the undertakings in this MOU, and to the continuing effect of all agreements entered thereunder.

1.2	Resdevco will grant Wize an exclusive license to sell and distribute the Product in Additional Territories - in return for royalties as set forth in Appendix B enclosed hereto for the Term of this Agreement. The license set forth herein shall not cover Current Territories (“License”).

1.3	The License granted to Wize shall be conditioned, in each Additional Territory, on reaching minimum sales targets within the time frame stipulated for each such Additional Territory, in a specific license agreement which will need to be signed per each new Additional Territory, based on the general terms and conditions set forth herein, and as setforth in Appendix B enclosed hereto.

1.4	In every Additional Territory in which the Products shall be sold - Resdevco shall be entitled to a minimum per Product as per the formula detailed in APPENDIX B, payable jointly and severally from Wize and the distributor appointed by it, and the agreement with each distributor, agent, or reseller of whatever form or structure, in each Additional Territory - shall require Resdevco's prior written approval for above said territory. Subject to compliance with obligations stipulated in Appendix B, Resdevco’s prior written approval shall not be unreasonably withheld.

1.5	The License hereunder will be granted for 5 years, and shall be automatically renewed for each additional term of 5 years, subject to full compliance with the terms herein, and the continuing effect of the License Agreement.

1.6	If Resdevco introduces to Wize a distributor in any new Additional Territory, Wize will negotiate in good faith the terms of a distribution agreement with such distributor, on terms and conditions customary with other distributors, and subject always to the requirement for minimum targets and milestones as described in 1.2 above.

1.7	If Wize fails to reach an agreement with a distributor which has been introduced by Resdevco within [***] months, Resdevco, at its sole discretion, may grant Wize another period of [***] months to reach an agreement with said distributor or to conclude an agreement with such distributor directly. In case Wize fails to conclude an agreement as stated above and an agreement is reached with said distributors directly by Resdevco, Wize will abide by its terms and will provide the distributor and Resdevco with the services provided in other cases (where the distributor was engaged by Wize). For these services under this Section 1.6 Wize will be entitled to the lower of $[***] per 30 unit dose box, or [***]% of royalties Resdevco will receive from Products sold to such distributor in said territory.

Wize being entitled to such sharing in the royalty shall be conditioned on Wize providing such services to the distributor, and on Wize fulfilling the conditions outlined in Appendix A hereof (referred to in section 1.9 hereunder), provided Resdevco signs an agreement with said introduced distributor.

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1.8	Regardless of the party that initiated or finalized the deal with the distributor, Wize will be responsible for overseeing the registration process and enabling the relationship between the distributor and the Manufacturer in a timely manner and Wize shall use best efforts to enable the distribution of the Product

[***]

The existing engagements of distributors in Current Territories shall continue to be in place, and shall continue to be managed by Resdevco. The Parties will act to maintain business continuity in the Current Territories.

The License Agreement shall be assigned to Wize Pharma Ltd, and shall inure to the benefit of the parties hereof. The distribution agreement between the parties for Israel, Ukraine and China shall remain in place.

Wize may assign this agreement to a third party providing Resdevco a written prior written notice and guaranteeing the compliance of such assignee with the terms thereof. Such assignment shall require the prior written consent of Resdevco given in good faith, and not to be unreasonably withheld.

2.	Additional Terms and Conditions

The term of this MOU is in effect until a definitive agreement is signed in respect of the subject matter hereof. The parties are committed and will do their utmost effort to complete such a definitive agreement within three months.

If Wize becomes insolvent, is dissolved or liquidated, makes a general assignment for the benefit of its creditors, files or has filed against it a petition which is not reversed within 60 days of filing thereof, or institution of voluntary proceedings in bankruptcy, liquidation, dismantling – all its rights under this MOU and all agreements entered subject thereto shall terminate and be of no force and effect.

Resdevco may freely assign and transfer its rights under this agreement or any of the agreements related therein to third parties.

Neither Party hereto shall be liable for non-fulfillment of its obligations or for any failure or delay caused by force majeure, provided such force majeure occurrence shall immediately be notified to the other party. So far as reasonable the activities held up by force majeure shall be taken up as soon as adequately possible after the respective cause no longer prevails. In the event of any delay resulting from such causes, the time for performance under this Agreement shall be extended on a day to day basis.

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Except as required by applicable law, none of the parties hereto (nor any of their respective affiliates, officers, directors, associates, shareholders, advisors, agents or representatives) shall issue any press release or make any other public disclosure relating to, or connected with, this letter or the matters contained herein (including, without limitation, the fact that this letter has been executed or that the negotiations contemplated hereby have commenced) without obtaining the prior approval of the other party, except for the disclosure by each of the parties hereto of this letter to its officers, directors and advisors on a need-to-know basis provided such parties keep this letter and its content confidential, or as may be required under law, including without limitation any regulated reporting requirements of Wize. Each party hereto agrees to maintain the confidentiality of this MOU and the transactions contemplated hereby. This provision shall be binding on the parties, whether definitive agreements are entered or not.

This MOU shall be governed by, and construed in accordance with, the laws of the State of Israel, and without regard to its conflict of law provisions. The place of any legal proceedings is Jerusalem, Israel

Any legal action or proceeding with respect to any of the obligations arising under or relating to this MOU will be brought to the competent courts in Jerusalem which shall have an exclusive jurisdiction in respect thereof.

No reliance may be made on the agreement reflected herein by any person, including the parties hereof, and no liability or rescission or change in the terms hereof shall be assumed by either party.

Confirmed and agreed as of the date first set forth above.

Wize Pharma Ltd.		Resdevco Ltd.

By	/s/ Or Eisenberg	By	/s/ Prof. S. Dikstein
Name:	Or Eisenberg	Name:	Prof. S. Dikstein
Title:	CFO & Acting CEO	Title:	CEO

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Appendix A

Commitments by Wize Pharma

Wize is committed to completing two double-blind clinical trials, according to a Protocol prepared under the supervision of Wize and applicable Ethics Committee (IRB) Approvals and other regulatory approvals, as may be required. The duration of the clinical trial will be dependent on the number of participants recruited. Wize shall extend best efforts to recruit the required number of patients in the designated timeframe, but if recruitment is low, the parties will extend the time frame for completion of the clinical trials accordingly.

The first will test the efficacy of the Product for treating Conjunctivochalasis

The Second will test the efficacy of the Product for treating Sjogren’s Syndrome Dry Eyes

Both the above clinical trials should be completed by [***].

Wize is committed to complete the Pre-IND process vis a vis the FDA for the the indications: “treating Conjunctivochalasis” and/or the indication “treating Sjogren’s Syndrome Dry Eyes”, as per regulatory specialist recommendations, and receive the said recommendations and plan by [***]

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Appendix B

The royalties for sales in Additional Territories and in the USA will be the higher of $[***] or [***]% from Net Sales for the duration of the local distribution agreement signed separately with each local distributor.

Minimum annual sales target formula is [***].

If it is less than $[***] per year, then the minimum sales target is prorated by the GDP.

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Appendix C

PRODUCT description and formula

1. Unit dose or any other future dose or packaging eye drops to treat dry eye and/or Conjunctivochalasis currently sold in Hungary as Conheal® (in Germany as Hylan®) The product is currently manufactured by PharmaStulln GmbH in Germany and by Excel Vision in France currently sold in Switzerland as Lacrycon®. In the future, the Product may be produced by another contract manufacturer approved by Resdevco.

3. The expenses involving the box design for the Territory are paid by LICENSEE.

4. As far as RESDEVCO knows the ex factory= ex works price of Conheal® (containing 2x5x3 =30 unit dose) is [***] euro.

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